Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-192150, 333-195743, 333-198055, 333-202443, 333-204774 and 333-207597) and the Registration Statement on Form S-3 (No. 333-204775) of Twitter, Inc. of our report dated February 29, 2016 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 29, 2016